Exhibit 99.1

Stoneridge Initiates $50 Million Accelerated Share Repurchase

NOVI, Mich. — May 7, 2019 — Stoneridge, Inc. (NYSE: SRI), a leader in highly engineered electrical and electronic components for the commercial vehicle and automotive industry, announced today that it has entered into an accelerated share repurchase agreement with Citibank N.A. to repurchase an aggregate of $50 million of Stoneridge’s common shares. This reflects Stoneridge’s strong balance sheet and free cash flow generation. The agreement was entered pursuant to the Company’s previously announced $50 million share repurchase program on October 28, 2018.

The Company will initially receive approximately 1.35 million common shares. The final number of shares to be repurchased will be based on the volume-weighted average price of Stoneridge’s common shares during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the share repurchase agreements.

“This share repurchase demonstrates our confidence in the long-term growth of our business, and a continued commitment to create and deliver value to our shareholders,” Bob Krakowiak, executive vice president and chief financial officer commented.

About Stoneridge, Inc.

Stoneridge, Inc., headquartered in Novi, Michigan, is an independent designer and manufacturer of highly engineered electrical and electronic components, modules and systems principally for the automotive, commercial vehicle, motorcycle, agricultural and off-highway vehicle markets. Additional information about Stoneridge can be found at Stoneridge.com.

Forward-Looking Statements

Statements in this press release contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company with respect to the Company’s sale of the asset of the Business to SMP. Forward-looking statements may be identified by the words “will,” “may,” “should,” “designed to,” “believes,” “plans,” “projects,” “intends,” “expects,” “estimates,” “anticipates,” “continue,” and similar words and expressions. The forward-looking statements are subject to risks and uncertainties that could cause actual events or results to differ materially from those expressed in or implied by the statements. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among other factors:

•	a significant change in automotive, commercial, off-highway, motorcycle or agricultural vehicle production;
•	competitive market conditions and resulting effects on sales and pricing;
•	customer acceptance of new products;
•	our ability to successfully launch/produce products for awarded business;

•	adverse changes in laws, government regulations or market conditions, including tariffs, affecting our products or our customers’ products;
•	our ability to protect our intellectual property and successfully defend against assertions made against us;
•	the ability of our suppliers to supply us with parts and components at competitive prices on a timely basis, including the impact of potential tariffs and trade considerations on their operations and output;
•	the failure to achieve the successful integration of any acquired company or business;
•	risks related to a failure of our information technology systems and networks and risks associated with current and emerging technology threats and damage from computer viruses, unauthorized access, cyber-attack and other similar disruptions; and
•	the items described in Part I, Item IA (“Risk Factors”) of our 2018 10-K filed with the SEC.

In addition, this release contains time-sensitive information that reflects management’s best analysis only as of the date of this release. The Company does not undertake any obligation to publicly update or revise any forward-looking statements to reflect future events, information or circumstances that arise after the date of this release.

Contact:

Regan Grant

Director, Global Strategic Marketing and Communications

Regan.Grant@stoneridge.com

+1.248.829.2100

Matt Horvath

Director, Investor Relations and Corporate Development

Matthew.Horvath@stoneridge.com

+1.248.324.3883

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